Exhibit 10.29

AMENDMENT
TO THE
NOBLE CORPORATION
EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

WHEREAS, Noble Drilling Corporation, a Delaware corporation (“Noble-Delaware”), established the Noble Drilling Corporation Equity Compensation Plan for Non-Employee Directors;

WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), assumed such plan in connection with the corporate restructuring of Noble-Delaware and subsequently amended such plan (the “Plan”);

WHEREAS, Noble-Cayman has determined that the Plan should be amended to address Internal Revenue Code Section 409A;

WHEREAS, pursuant to Section 6 of the Plan, the Board of Directors of Noble-Cayman may amend the Plan at any time; and

NOW THEREFORE, Noble-Cayman does hereby amend the Plan, effective as of the close of business on December 31, 2008, as follows:

1. The first sentence of Section 2(d) of the Plan is hereby amended in its entirety to read as follows:

“The ‘Current Market Price’ of the Ordinary Shares on any date shall be the average of the daily closing prices of the Ordinary Shares for the 15 consecutive trading days immediately preceding the day in question.”

2. The third sentence of Section 5(a) of the Plan is hereby amended to read as follows:

“Of this amount, (i) $40,000 shall be in the cash component of the Annual Retainer, payable in cash in quarterly installments of $10,000 (each such quarterly payment being herein referred to as a ‘Quarterly Amount’), and (ii) $10,000 shall be the equity component of the Annual Retainer, payable in Ordinary Shares in one installment (the ‘Required Share Amount’).”

3. The first clause of the first sentence of Section 5(c) of the Plan is hereby amended to read as follows:

“(c) Payment of Quarterly Amounts. No later than 60 days following the last day of each Plan Quarter (or, in the case of a cash payment of the Quarterly Amount, at such earlier time as the Board of Directors may determine), the Company shall pay to each person who served as an Outside Director during such Plan Quarter the Quarterly Amount earned by such person for such Plan Quarter by delivering to such person: ...”

4. Section 5(d) of the Plan is hereby amended to read as follows:

“(d) Payment of Required Share Amount. No later than 60 days following the last day of each Plan Year, the Company shall pay to each person who served as an Outside Director during such Plan Year the Required Share Amount earned by such person for such Plan Year by delivering to such person for such Plan Year by delivering to such person a number of Ordinary Shares determined by dividing (x) the Required Share Amount earned by such person for such Plan Year by (y) the Current Market Price of the Ordinary Shares as of the last day of such Plan Year.”

5. Section 8(l) of the Plan shall be amended by adding the following sentence to the end thereto:

“Expenses shall be reimbursed no later than the last day of the year following the year in which such expenses are incurred.”

6. Section 8 shall be amended by adding the following subsection (n) thereto:

“(n) Section 409A. The payments provided pursuant to the Plan are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (‘Section 409A’) as ‘short-term deferrals.’ Notwithstanding any other provision to the contrary, the Plan shall not be amended in any manner that would cause (i) the Plan or any amounts payable hereunder to fail to comply with the requirements of Section 409A, to the extent applicable, or (ii) any amounts or benefits payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. No adjustment authorized by Section 4(b) or any other section of the Plan shall be made by the Company in such manner that would cause or result in the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A to the extent applicable, and any such adjustment that may reasonably be expected to result in such non-compliance shall be of no force or effect.”

7. This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, subsections, phrases or words not expressly amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 31st day of December 2008.

NOBLE CORPORATION

By:      /s/ Julie J. Robertson
Name:      Julie J. Robertson
Title:      Executive Vice President